As filed with the Securities and Exchange Commission on October 4, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Kabushiki Kaisha Mizuho Financial Group

(Exact name of registrant as specified in its charter)

Mizuho Financial Group, Inc.

(Translation of registrant’s name into English)

Japan	98-1028207
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1-5-5 Otemachi

Chiyoda-ku, Tokyo 100-8176, Japan

+81-3-5224-1111

(Address and telephone number of registrant’s principal executive offices)

Mizuho Bank, Ltd.

1271 Avenue of the Americas

New York, NY 10020

(212) 282-3000

(Name, address, and telephone number of agent for service)

Please send copies of all communications to:

Takahiro Saito Simpson Thacher & Bartlett LLP Ark Hills Sengokuyama Mori Tower 41st Floor 9-10, Roppongi 1-Chome Minato-ku, Tokyo, 106-0032, Japan +81-3-5562-6214	Jon R. Gray Davis Polk & Wardwell LLP Izumi Garden Tower 33F 1-6-1 Roppongi Minato-ku, Tokyo 106-6033, Japan +81-3-5574-2600

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

PROSPECTUS

Mizuho Financial Group, Inc.

(incorporated in Japan)

Debt Securities

We may offer, from time to time, in one or more offerings, senior debt securities, dated subordinated debt securities or perpetual subordinated debt securities, which we collectively refer to as the “debt securities.”

We may offer and sell any combination of the senior debt securities, the dated subordinated debt securities and the perpetual subordinated debt securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of each of the senior debt securities, the dated subordinated debt securities and the perpetual subordinated debt securities and the general manner in which the debt securities will be offered. We will provide the specific terms of the debt securities in supplements to this prospectus. These prospectus supplements will also describe the specific manner in which the debt securities will be offered and may also supplement, update or amend information contained in, or incorporated by reference into, this prospectus. Before you invest in any of the debt securities, you should read this prospectus and any applicable prospectus supplement and any related free writing prospectus that we authorize to be delivered to you, including documents incorporated by reference herein or therein.

The debt securities covered by this prospectus may be offered through one or more underwriters, dealers and agents, or directly to purchasers. The supplements to this prospectus will provide the specific terms of the plan of distribution.

The applicable prospectus supplement will contain information, where applicable, as to any listing on any securities exchange of the debt securities covered by the prospectus supplement.

Investing in our securities involves risks. See “Item 3.D. Key Information—Risk Factors” in our most recent annual report on Form 20-F filed with the U.S. Securities and Exchange Commission (the “SEC”) and any additional risk factors included in the applicable prospectus supplement under the heading “Risk Factors” or our other reports incorporated herein or in any applicable prospectus supplement.

Neither the SEC nor any state securities commission has approved or disapproved of the debt securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Mizuho Securities USA LLC or our other affiliates may use this prospectus and any applicable prospectus supplement in market-making transactions involving the debt securities after the initial sale. See “Plan of Distribution (Conflicts of Interest)—Market-Making Transactions by Affiliates.” Unless you are informed otherwise in the confirmation of sale, this prospectus and any applicable prospectus supplement are being used in a market-making transaction.

The date of this prospectus is October 4, 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the debt securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the senior debt securities, the dated subordinated debt securities and the perpetual subordinated debt securities that we may offer. Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of the debt securities and the offering. The prospectus supplement may also add, update or change information contained in, or incorporated by reference into, this prospectus. The prospectus supplement will supersede this prospectus, or the documents incorporated by reference into this prospectus, to the extent it contains information that is different from, or conflicts with, the information contained in, or incorporated by reference into, this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus that we authorize to be delivered to you together with additional information described under the heading “Where You Can Find More Information” in this prospectus, or in the documents incorporated by reference into any applicable prospectus supplement, before purchasing any of our debt securities.

We have not authorized any other person to provide you with any information other than that contained or incorporated by reference in this prospectus or in any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We are not responsible for, and can provide no assurance as to the accuracy of, any other information that any other person may give you. We are not making, nor will we make, an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus or in any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you, including any information incorporated by reference herein or therein, is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

In this prospectus and any applicable prospectus supplement, “MHFG,” “we,” “us,” and “our” refer to Mizuho Financial Group, Inc. and, unless the context indicates otherwise, its consolidated subsidiaries. “Mizuho Financial Group” refers to Mizuho Financial Group, Inc. as an individual legal entity. Furthermore, unless the context indicates otherwise, these references are intended to refer to us as if we had been in existence in our current form for all periods referred to herein. We use the word “you” to refer to prospective investors in the debt securities.

Our primary financial statements for SEC reporting purposes are prepared on an annual and semi-annual basis in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”), while our financial statements for reporting in our jurisdiction of incorporation and Japanese bank regulatory purposes are prepared in accordance with accounting principles generally accepted in Japan (“Japanese GAAP”). Unless otherwise specified, for purposes of this prospectus, we have presented our financial information in accordance with U.S. GAAP. Unless otherwise stated or otherwise required by the context, all amounts in our financial statements are expressed in yen.

There are certain differences between U.S. GAAP and Japanese GAAP. For a description of certain differences between U.S. GAAP and Japanese GAAP, see “Item 5. Operating and Financial Review and Prospects—Reconciliation with Japanese GAAP” in our most recent annual report on Form 20-F filed with the SEC. You should consult your own professional advisers for a more complete understanding of the differences between U.S. GAAP, Japanese GAAP and the generally accepted accounting principles of other countries and how those differences might affect the financial information contained or incorporated by reference in this prospectus or any applicable prospectus supplement.

Financial information for us contained or incorporated by reference herein or in any applicable prospectus supplement is presented in accordance with U.S. GAAP or Japanese GAAP, as specified herein or in such prospectus supplement or in the relevant document being incorporated by reference herein or therein. See “Where You Can Find More Information—Incorporation by Reference” for a list of documents being incorporated by reference herein.

In this prospectus and any applicable prospectus supplement, references to “U.S. dollars,” “dollars” and “$” refer to the lawful currency of the United States, those to “Euro” and “€” refer to the currency of the European Economic and Monetary Union and those to “yen” and “¥” refer to the lawful currency of Japan. This prospectus or any applicable prospectus supplement or the documents incorporated by reference herein or therein may contain a translation of certain Japanese yen amounts into U.S. dollars for your convenience. However, these translations should not be construed as representations that such yen amounts have been, could have been or could be converted into dollars at the relevant rate or at all.

In this prospectus and any applicable prospectus supplement, yen figures and percentages presented in accordance with U.S. GAAP have been rounded to the figures shown, and yen figures and percentages presented in accordance with Japanese GAAP have been truncated to the figures shown, in each case, unless otherwise specified. However, in some cases, figures as of or for the fiscal year ended March 31, 2023 and earlier presented in tables have been adjusted to match the sum of the figures with the total amount, and such figures may also be referred to in the related text. We no longer make such adjustments beginning with figures as of or for the fiscal year ended March 31, 2024 or any interim periods therein, and thus the sum of such figures may not match the total amount.

Our fiscal year end is March 31. References to years not specified as being fiscal years are to calendar years.

In this prospectus, all of our financial information is presented on a consolidated basis, unless we state otherwise.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the financial statements and other documents incorporated by reference in this prospectus contain in a number of places forward-looking statements regarding the intent, belief, current expectations and targets of our management with respect to our financial condition and future results of operations. These statements constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). In many cases, but not all, we use such words as “aim,” “anticipate,” “believe,” “endeavor,” “estimate,” “expect,” “intend,” “may,” “plan,” “probability,” “project,” “risk,” “seek,” “should,” “strive,” “target” and similar expressions in relation to us or our management to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements reflect our current views with respect to future events and are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results may vary materially from those we currently anticipate.

Our actual results or performance could differ materially from those expressed in, or implied by, any forward-looking statements relating to those matters. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations, cash flows or financial condition. Except as required by law, we are under no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

RISK FACTORS

Before making a decision to invest in our debt securities, you should carefully consider the risks described under “Risk Factors” in our most recent annual report on Form 20-F, in any additions, supplements or updates to those risk factors in any applicable prospectus supplement under the heading “Risk Factors” and our other reports incorporated herein and in any applicable prospectus supplement, together with all of the other information appearing or incorporated by reference in this prospectus and any applicable prospectus supplement and any related free writing prospectus prepared by or on behalf of us or to which we refer you, in light of your particular investment objectives and financial circumstances.

MIZUHO FINANCIAL GROUP, INC.

We are a joint stock corporation with limited liability under the laws of Japan. We engage in banking, trust banking, securities and other businesses related to financial services. For further information, see “Item 4. Information on the Company” in our most recent annual report on Form 20-F filed with the SEC.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our consolidated capitalization and indebtedness as of March 31, 2024 presented in accordance with U.S. GAAP. You should read this table in conjunction with the consolidated financial statements and related notes incorporated by reference in this prospectus.

As of March 31, 2024(4)
(in millions of yen)
Indebtedness:
Short-term borrowings	¥45,006,508
Long-term debt(1)(2)(3)	16,277,331

Total indebtedness	¥61,283,839

Equity:
MHFG shareholders’ equity:
Common stock—no par value, 4,800,000,000 shares authorized, 2,539,249,894 shares issued	5,833,660
Retained earnings	3,120,236
Accumulated other comprehensive income, net of tax	984,578
Less: Treasury stock, at cost—Common stock 4,739,805 shares	(9,403)
Total MHFG shareholders’ equity	9,929,071

Noncontrolling interests	502,116

Total equity	¥10,431,187

Total capitalization and indebtedness	¥71,715,026

Notes:

(1)

We regularly issue senior and subordinated notes. We issued an aggregate of ¥230.0 billion of yen denominated unsecured perpetual subordinated notes in April 2024, an aggregate of U.S.$1.5 billion of U.S. dollar denominated senior notes in July 2024, an aggregate of ¥200.0 billion of yen denominated unsecured fixed-term subordinated notes in July 2024, an aggregate of ¥84.5 billion of yen denominated unsecured perpetual subordinated notes in July 2024 and an aggregate of €1.1 billion of Euro denominated senior notes in August 2024.

(2)

We redeemed €0.75 billion of Euro denominated senior notes in June 2024, ¥55.0 billion of yen denominated unsecured fixed-term subordinated notes in June 2024, ¥80.0 billion of yen denominated unsecured fixed-term subordinated notes in July 2024, U.S.$0.5 billion of U.S. dollar denominated senior notes in July 2024, €0.5 billion of Euro denominated senior notes in September 2024 and U.S.$0.6 billion of U.S. dollar denominated senior notes in September 2024.

(3)	Mizuho Bank redeemed U.S.$0.5 billion of U.S. dollar denominated senior notes in April 2024 and U.S.$0.5 billion of U.S. dollar denominated senior notes in September 2024.
(4)	The following foreign currency exchange rate is used in the table above: ¥151.22 = U.S. $1.00.

USE OF PROCEEDS

The net proceeds from our sale of the debt securities and the use of these proceeds will be described in an applicable prospectus supplement or a related free writing prospectus.

DESCRIPTION OF THE DEBT SECURITIES

The following is a summary of certain general terms and provisions of the senior debt securities, the dated subordinated debt securities and the perpetual subordinated debt securities (collectively, the “debt securities”) that we may offer under this prospectus. The specific terms and provisions of a particular series of senior debt securities, dated subordinated debt securities or perpetual subordinated debt securities to be offered, and the extent, if any, to which the general terms and provisions summarized below apply to such securities, will be described in an applicable prospectus supplement or a related free writing prospectus that we authorize to be delivered in connection with such offering. If there is any inconsistency between the general terms and provisions presented here and those in the applicable prospectus supplement or the related free writing prospectus, those in the applicable prospectus supplement or the related free writing prospectus will apply.

Because this section is a summary, it does not describe every aspect of the senior debt securities, the dated subordinated debt securities or the perpetual subordinated debt securities. It is qualified in its entirety by the provisions of the senior indenture, the dated subordinated indenture and the perpetual subordinated indenture (as described below) and the applicable debt securities issued pursuant thereto, which, or forms of which, have been filed as exhibits to the registration statement of which this prospectus is part, or will be filed or may be further modified by any form that may be filed as exhibits to a current report on Form 6-K in connection with an offering of the relevant series of debt securities. You should refer to those documents for additional information.

General

We may issue senior debt securities from time to time, in one or more series under a senior indenture between us and The Bank of New York Mellon, which we refer to as the “senior trustee,” dated as of September 13, 2016, as amended or supplemented from time to time. Subordinated debt securities may be issued with or without a fixed maturity date. We may issue subordinated debt securities with a fixed maturity date, which we refer to as “dated subordinated debt securities,” from time to time, in one or more series under a subordinated indenture between us and The Bank of New York Mellon, which we refer to as the “dated subordinated trustee,” dated as of September 13, 2021, as amended or supplemented from time to time. We may issue subordinated debt securities without a fixed maturity date, which we refer to as “perpetual subordinated debt securities,” from time to time, in one or more series under a perpetual subordinated indenture to be entered into upon the initial issuance of perpetual subordinated debt securities, between us and The Bank of New York Mellon, which we refer to as the “perpetual subordinated trustee.” The senior indenture, the dated subordinated indenture and the perpetual subordinated indenture are sometimes referred to in this prospectus collectively as the “indentures” and each, individually, as an “indenture,” and the senior trustee, the dated subordinated trustee and the perpetual subordinated trustee are sometimes referred to in this prospectus as the “trustee.” The terms “senior indenture,” “dated subordinated indenture,” “perpetual subordinated indenture” and “indenture” as used herein may, depending on the context, refer to such indenture, as amended or supplemented.

The indentures provide, or will provide, that we may issue debt securities up to an aggregate principal amount as we may authorize from time to time. None of the indentures limit, or will limit, the amount of debt securities that we may issue thereunder, nor contain, or will contain, any limitations on the amount of other indebtedness or other liabilities that we or any of our subsidiaries may incur.

The senior debt securities of each series will constitute direct, unconditional, unsubordinated and unsecured obligations of Mizuho Financial Group and at all times rank pari passu and without preference among themselves and with all other unsecured obligations, other than subordinated obligations, of Mizuho Financial Group (except for statutorily preferred exceptions) from time to time outstanding.

The dated subordinated debt securities of each series will constitute direct, unconditional, subordinated and unsecured obligations of Mizuho Financial Group and at all times rank pari passu and without preference among themselves and at least equally and ratably with all other present and future unsecured, unconditional and dated subordinated obligations of Mizuho Financial Group (including obligations in respect of dated subordinated guarantees provided by Mizuho Financial Group), and in priority to the rights and claims of holders of all present and future unsecured, undated, conditional and subordinated obligations of Mizuho Financial Group (including those in respect of perpetual subordinated notes issued by Mizuho Financial Group, or the perpetual subordinated debt securities) and holders of all classes of equity (including holders of preference shares (if any)) of Mizuho Financial Group. The nature and extent of the subordinated ranking of, and the other subordination provisions applicable to, a series of dated subordinated debt securities will be described in the applicable prospectus supplement or the free writing prospectus relating to such series of dated subordinated debt securities.

The perpetual subordinated debt securities of each series will constitute direct, conditional, subordinated and unsecured obligations of Mizuho Financial Group and at all times rank pari passu and without preference among themselves and at least equally and ratably with all other present and future unsecured, undated, conditional, and subordinated obligations of Mizuho Financial Group (including obligations in respect of undated subordinated guarantees provided by Mizuho Financial Group) and in priority to the rights and claims of holders of all classes of equity (including holders of preference shares (if any)) of Mizuho Financial Group. The nature and extent of the subordinated ranking of, and the other subordination provisions applicable to, a series of perpetual subordinated debt securities will be described in the applicable prospectus supplement or the free writing prospectus relating to such series of perpetual subordinated debt securities.

The perpetual subordinated debt securities will be our perpetual obligations in respect of which there is no fixed maturity or mandatory redemption date.

Terms Specified in the Applicable Prospectus Supplement or the Related Free Writing Prospectus

The applicable prospectus supplement or the related free writing prospectus will specify, if applicable, the following terms of and other information relating to a particular series of debt securities being offered. Such information may include:

•	The issue date of the debt securities;

•	The title and type of the debt securities;

•	The ranking of the debt securities, including subordination terms for the dated subordinated debt securities and the perpetual subordinated debt securities;

•	The initial aggregate principal amount of the debt securities being issued and any limits on the total aggregate principal amount of such debt securities;

•	The issue price of the debt securities;

•	The denominations in which the debt securities will be issuable;

•	The currency in which the debt securities are denominated or in which principal, premium, if any, and interest, if any, is payable;

•	The date or dates on which the principal and premium of the debt securities, if any and to the extent applicable, is payable;

•	The rate or rates (which may be fixed or variable) at which the debt securities will bear interest, or the manner of calculating such rate or rates, if applicable;

•

The date or dates from which such interest will accrue, the interest payment dates on which such interest, if any and to the extent applicable, will be payable or the manner of determination of such interest payment dates and the related record dates;

•

If the amount of principal or any premium or interest on the debt securities may be determined with reference to an index that is based on a coin or currency other than that in which the debt securities are denominated, or with reference to any currencies, securities or baskets of securities, commodities or indices, the manner in which such amounts will be determined, to the extent permitted under applicable regulatory capital or other requirements of the Financial Services Agency of Japan, or the FSA, or other applicable regulatory authority;

•	The manner in which and the place or places where, if applicable, principal, premium, if any, and interest will be payable;

•	The right or requirement, if any, to extend the interest payment periods or defer or cancel the payment of interest and the duration and effect of that extension, deferral or cancellation;

•

If applicable, any other or different events of default, modification or elimination of any breaches or acceleration rights or covenants with respect to a series of debt securities, if different from the provisions applicable to such securities set forth in this prospectus, and the nature and extent of the subordinated ranking of, and the other subordination provisions applicable to, a series of dated subordinated debt securities or perpetual subordinated debt securities and any terms required by or advisable under applicable laws or regulations or rating agency criteria, including laws and regulations relating to attributes required for the debt securities to qualify as capital or certain liabilities for regulatory, rating or other purposes;

•	Any conversion or exchange features of the debt securities;

•

The circumstances under which we will pay additional amounts on the debt securities for any tax, assessment or governmental charge withheld or deducted, if different from the provisions applicable to such debt securities set forth in this prospectus;

•

The period or periods within which, the price or prices at which and the terms and conditions upon which debt securities may be repurchased, redeemed, repaid or prepaid in whole or in part, at our option;

•

If applicable, the circumstances under which the holders of the debt securities may demand repayment of the debt securities prior to the stated maturity date or otherwise and the terms and conditions thereof, to the extent permitted under applicable regulatory capital or other requirements of the FSA, or other applicable regulatory authority;

•	The identity of any agents for the debt securities, including trustees, depositaries, authenticating, calculating or paying agents, transfer agents or registrars of any series;

•	Any restrictions applicable to the offer, sale or delivery of the debt securities;

•	Any provisions for the discharge of our obligations relating to the debt securities, if different from the provisions set forth in this prospectus;

•	Material U.S. federal or Japanese tax considerations;

•	If the debt securities will be issued in other than book-entry form;

•	Any listing of the debt securities on a securities exchange;

•

The terms and conditions under which we will be able to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series, if different from the provisions set forth in this prospectus;

•

The terms of the loss absorption provisions of the dated subordinated debt securities and the perpetual subordinated debt securities, including, if applicable, write-down and cancellation provisions, going concern write-down provisions and write-up provisions, and any other provisions relevant thereto;

•

Any write-down, write-up, bail-in or other provisions applicable to a particular series of debt securities required by, relating to or in connection with, applicable regulatory capital or other requirements of the FSA, or other applicable regulatory authority; and

•	Any other specific terms or conditions applicable to a particular series of debt securities being offered, which shall not be inconsistent with the provisions of the relevant indenture.

The senior debt securities and the dated subordinated debt securities may be issued as original issue discount debt securities. Original issue discount debt securities bear no interest or bear interest at below-market rates and may be sold at a discount below their stated principal amount. The applicable prospectus supplement or the related free writing prospectus will contain information relating to any material income tax, accounting, and other special considerations applicable to such securities.

Further Issuances

Mizuho Financial Group reserves the right, from time to time, without the consent of the holders of the debt securities of a particular series, to issue additional debt securities on terms and conditions identical to those of a series offered by this prospectus and the applicable prospectus supplement, which additional debt securities shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the debt securities of such series; provided however that, in the case of the senior debt securities or the dated subordinated debt securities, Mizuho Financial Group shall not issue any further debt securities with the same CUSIP, ISIN or other identifying number as that series of debt securities unless such further debt securities will be treated as fungible with that series of debt securities for U.S. federal income tax purposes. Mizuho Financial Group may also, without the consent of the holders of the outstanding debt securities, issue other debt securities under the indentures as part of a separate series that have different terms from the debt securities offered hereby.

Payment of Additional Amounts

All payments of principal and interest in respect of the debt securities by Mizuho Financial Group shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments, levies or governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any political subdivision of, or any authority in, or of, Japan having power to tax (“Japanese taxes”), unless such withholding or deduction is required by law. In that event, Mizuho Financial Group shall pay to the holder of each debt security such additional amounts (all such amounts being referred to herein as “additional amounts”) as may be necessary so that the net amounts received by it after such withholding or deduction shall equal the respective amounts which would have been receivable in respect of such debt security in the absence of such withholding or deduction.

However, no such additional amounts shall be payable in relation to any such withholding or deduction in respect of any payment on a debt security:

(i)

to or on behalf of a holder or beneficial owner of a debt security who is an individual non-resident of Japan or a non-Japanese corporation and is liable for such Japanese taxes in respect of such debt security by reason of its (a) having some connection with Japan other than the mere holding of such debt security, or (b) being a person having a special relationship with Mizuho Financial Group (a “specially-related person of Mizuho Financial Group”) as described in Article 6, Paragraph 4 of the Special Taxation Measures Act of Japan (Act No. 26 of 1957, as amended; the “Special Taxation Measures Act”);

(ii)

to or on behalf of a holder or beneficial owner of a debt security (a) who would be exempt from any such withholding or deduction but who fails to comply with any applicable requirement to provide certification, information, documents or other evidence concerning its nationality, residence, identity or connection with Japan, including any requirement to provide interest recipient information (as defined below) or to submit a written application for tax exemption (as defined below) to Mizuho Financial Group or a paying agent, as appropriate, or (b) whose interest recipient information is not duly communicated through the participant (as defined below) and the relevant international clearing organization to a paying agent;

(iii)

to or on behalf of a holder or beneficial owner of a debt security who is for Japanese tax purposes treated as an individual resident of Japan or a Japanese corporation (except for (A) a designated financial institution (as defined below) who complies with the requirement to provide interest recipient information or to submit a written application for tax exemption and (B) an individual resident of Japan or a Japanese corporation who duly notifies (directly or through the participant or otherwise) a paying agent of its status as not being subject to Japanese taxes to be withheld or deducted by Mizuho Financial Group, by reason of such individual resident of Japan or Japanese corporation receiving interest on the relevant debt security through a payment handling agent in Japan appointed by it);

(iv)

to or on behalf of a holder or beneficial owner of a debt security who presents a debt security for payment (where presentation is required) more than 30 days after the relevant date (as defined below), except to the extent that such holder or beneficial owner of a debt security would have been entitled to such additional amounts on presenting the same on any date during such 30-day period;

(v)

to or on behalf of a holder who is a fiduciary or partnership or is not the sole beneficial owner of the payment of the principal of, or any interest on, any debt security, and Japanese law requires the payment to be included for tax purposes in the income of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner, in each case, who would not have been entitled to such additional amounts had it been the holder of such debt security; or

(vi)	in any case that is a combination of any of (i) through (v) above.

Where a debt security is held through a participant of a clearing organization or a financial intermediary (each, a “participant”), in order to receive payments free of withholding or deduction by Mizuho Financial Group for, or on account of, Japanese taxes, if the relevant beneficial owner of a debt security is (i) an individual non-resident of Japan or a non-Japanese corporation that in either case is not a specially-related person of Mizuho Financial Group or (ii) a Japanese financial institution (a “designated financial institution”) falling under certain categories prescribed by Article 6, Paragraph 11 of the Special Taxation Measures Act and the cabinet order thereunder (together with the ministerial ordinance and other regulations thereunder, the “Act”), all in accordance with the Act, such beneficial owner of a debt security must, at the time of entrusting a participant with the custody of the relevant debt security, provide certain information prescribed by the Act to enable the participant to establish that such beneficial owner of a debt security is exempted from the requirement for Japanese taxes to be withheld or deducted (the “interest recipient information”) and advise the participant if such beneficial owner of a debt security ceases to be so exempted, including the case where the relevant beneficial owner of the debt security who is an individual non-resident of Japan or a non-Japanese corporation becomes a specially-related person of Mizuho Financial Group.

Where a debt security is not held by a participant, in order to receive payments free of withholding or deduction by Mizuho Financial Group for, or on account of, Japanese taxes, if the relevant beneficial owner of a debt security is (i) an individual non-resident of Japan or a non-Japanese corporation that in either case is not a specially-related person of Mizuho Financial Group or (ii) a designated financial institution, all in accordance with the Act, such beneficial owner of a debt security must, prior to each date on which it receives interest, submit to Mizuho Financial Group or a paying agent, as appropriate, a written application for tax exemption (hikazei tekiyo shinkokusho) (a “written application for tax exemption”) in the form obtainable from Mizuho Financial Group or any paying agent, as appropriate, stating, among other things, the name and address (and, if applicable, the Japanese individual or corporation ID number) of such beneficial owner of a debt security, the title of the debt securities, the relevant interest payment date, the amount of interest payable and the fact that such beneficial owner of a debt security is qualified to submit the written application for tax exemption, together with documentary evidence regarding its identity and residence.

As used in this section, the “relevant date” means the date on which any payment in respect of a debt security first becomes due, except that, if the full amount of the moneys payable has not been duly received by the paying agent on or prior to such due date, it means the date on which, the full amount of such moneys having been so received, notice to that effect is duly given to the holders in accordance with the indenture.

The obligation to pay additional amounts shall not apply to (i) any estate, inheritance, gift, sales, excise, transfer, personal property or any similar tax, assessment or other governmental charge or (ii) any tax, assessment or other governmental charge that is payable otherwise than by deduction or withholding from payments of principal or interest on the debt securities; provided that, except as otherwise set forth in the debt securities and the indenture, Mizuho Financial Group shall pay all stamp and other duties, if any, which may be imposed by Japan, the United States or any respective political subdivision or any taxing authority thereof or therein, with respect to the indenture or as a consequence of the issuance of the debt securities.

In addition, no additional amounts will be payable for or on account of any deduction or withholding imposed pursuant to Sections 1471-1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury regulations thereunder and any other official guidance thereunder (“FATCA”), any intergovernmental agreement entered into with respect to FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing, or relating to, FATCA, similar legislation under the laws of any other jurisdiction, or any such intergovernmental agreement.

References to principal or interest in respect of the debt securities shall be deemed to include any additional amounts due in respect of Japanese taxes which may be payable as set forth in the debt securities and the indenture.

Events of Default and Events of Acceleration

Senior Debt Securities

An event of default with respect to any series of senior debt securities is defined under the senior indenture as any one or more of the following events, subject to modification in a supplemental indenture, each of which we refer to in this prospectus and the applicable prospectus supplement or free writing prospectus as an event of default, having occurred and be continuing:

(i)

default by Mizuho Financial Group in the payment when due of the interest or principal in respect of any of the senior debt securities of such series and the continuance of any such default for a period of 30 days after the date when due, unless Mizuho Financial Group shall have cured such default by payment within such period;

(ii)

Mizuho Financial Group shall fail duly to perform or observe any other term, covenant or agreement contained in any of the senior debt securities of such series or in the senior indenture in respect of the senior debt securities of such series for a period of 90 days after the date on which written notice of such failure, requiring Mizuho Financial Group to remedy the same, shall have been given first to Mizuho Financial Group (and to the trustee in the case of notice by holders referred to in “—Acceleration Upon an Event of Default” below) by the senior trustee or holders of at least 25% in principal amount of the then outstanding senior debt securities of such series (such notification must specify the event of default, demand that it be remedied and state that the notification is a “notice of default” hereunder);

(iii)

a decree or order by any court having jurisdiction shall have been issued adjudging Mizuho Financial Group bankrupt or insolvent or approving a petition seeking reorganization under the Bankruptcy Act of Japan (Act No. 75 of 2004, as amended; the “Bankruptcy Act”), the Civil Rehabilitation Act of Japan (Act No. 225 of 1999, as amended; the “Civil Rehabilitation Act”), the Corporate Reorganization Act of Japan (Act No. 154 of 2002, as amended; the “Corporate Reorganization Act”), the Companies Act of Japan (Act No. 86 of 2005, as amended; the “Companies Act”) or any other similar applicable law of Japan, and such decree or order shall have continued undischarged or unstayed for a period of 60 days; or a decree or order of a court having jurisdiction for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of Mizuho Financial Group, or of all or substantially all of its property or for the winding-up or liquidation of its affairs, shall have been issued, and such decree or order shall have continued undischarged or unstayed for a period of 60 days; or

(iv)

Mizuho Financial Group shall institute proceedings seeking adjudication of bankruptcy or seeking reorganization under the Bankruptcy Act, the Civil Rehabilitation Act, the Corporate Reorganization Act, the Companies Act or any other similar applicable law of Japan, or shall consent to the institution of any such proceedings or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of itself or of all or substantially all of its property, or an effective resolution shall have been passed by Mizuho Financial Group for the winding up or dissolution of its affairs, other than for the purpose of an amalgamation or merger, provided that the continuing or successor corporation in such amalgamation or merger has effectively assumed the obligations of Mizuho Financial Group under the senior debt securities of such series and the senior indenture.

Provision and Withholding of Notice of Default. Pursuant to the senior indenture, the senior trustee shall give notice to the holders of the relevant series of senior debt securities of all defaults known to the senior trustee which have occurred. The senior trustee shall transmit the notice within 90 days after the occurrence of an event of default, unless the defaults have been cured before the transmission of such notice. However, except in the case of default in the payment of principal of or interest on the senior debt securities, the senior trustee may withhold notice of default if and so long as responsible officers of the trustee determine in good faith that the withholding of the notice is in the interests of the holders of the relevant series of senior debt securities.

Acceleration Upon an Event of Default. The senior indenture provides that, unless otherwise set forth in a supplemental indenture, if any event of default occurs and is continuing with respect to a series of senior debt securities, either the senior trustee or the holders of not less than 25% in aggregate principal amount of the outstanding senior debt securities of such series, by notice in writing to Mizuho Financial Group (and to the trustee if given by the holders), may declare the principal of and accrued interest on the senior debt securities of such series to be due and payable immediately.

Dated Subordinated Debt Securities

Unless otherwise provided for in a supplemental indenture to the dated subordinated indenture or in the applicable dated subordinated debt securities, under the dated subordinated indenture, in case an “acceleration event” (as defined in the dated subordinated indenture), which are specified events relating to certain bankruptcy, reorganization, civil rehabilitation or other equivalent proceedings or certain winding-up or dissolution in respect of Mizuho Financial Group, shall occur and be continuing, the principal of and all interest then accrued on the dated subordinated debt securities may be declared to be forthwith due and payable, and except as provided above, neither the dated subordinated trustee nor the holders of the dated subordinated debt securities will have any right to accelerate any payment of principal or interest in respect of the dated subordinated debt securities and no other event shall constitute an event of default.

The dated subordinated indenture sets forth terms and conditions on events of acceleration with respect to a series of dated subordinated debt securities.

Perpetual Subordinated Debt Securities

The perpetual subordinated indenture will provide that non-payment of principal of or interest on the perpetual subordinated debt securities or breach of covenants or any other event will not constitute an event of default or an event of acceleration under the perpetual subordinated indenture or the applicable perpetual subordinated debt securities or give rise to any right of the holders or the perpetual subordinated trustee to declare the principal or interest on the perpetual subordinated debt securities to be due and payable or accelerate any payment of such principal or interest, and there are no events of default or circumstances in respect of the perpetual subordinated debt securities that entitle holders or the perpetual subordinated trustee to require that the perpetual subordinated debt securities become immediately due and payable.

The perpetual subordinated indenture will provide upon the occurrence and continuation of a “liquidation event” (to be defined in the perpetual subordinated indenture), that the rights of holders of the perpetual subordinated debt securities will be subordinated pursuant to the subordination provisions set forth therein.

The perpetual subordinated indenture will set forth terms and conditions on “breaches” (to be defined in the perpetual subordinated indenture) with respect to a series of perpetual subordinated debt securities.

Annulment of Acceleration; Waiver of Defaults; Waiver of Breach

In some circumstances, the holders of a majority in aggregate principal amount of the outstanding debt securities (voting together as a single class) have the right to annul any past declaration of acceleration or waive any past default or “breach” (as that term is to be defined in the perpetual subordinated indenture) and its consequences, as applicable, except a default or “breach,” as applicable, in respect of a covenant or a provision of the relevant indenture that cannot be modified or amended without the consent of the holder of each debt security affected thereby.

Application of Proceeds

Any money collected from Mizuho Financial Group by a trustee under the relevant indenture upon an event of default (in the case of senior debt securities) or any wind-up, bankruptcy or similar proceeding, subject to subordination provisions and write-down provisions that will be described in an applicable prospectus supplement or the related free writing prospectus and set forth in the dated subordinated indenture (in the case of the dated subordinated debt securities) and the perpetual subordinated indenture (in the case of the perpetual subordinated debt securities) shall be applied in the order described below:

(i)	first, to the payment of costs, fees and expenses to the applicable trustee and any paying agent for the series of debt securities for which money was collected, including reasonable compensation;

(ii)	second, if payment is not due on the principal of the series of debt securities for which money was collected, to the payment of interest on such series of debt securities;

(iii)

third, if payment in accordance with the relevant indenture is due on the principal of the series of debt securities for which money was collected, to the payment of the whole amount then owing and unpaid upon all of the debt securities of such series for principal and interest, with interest on the overdue principal or the principal as to which a breach has occurred, as the case may be; and in case the money collected shall be insufficient to pay in full the whole amount so due and unpaid upon the debt securities of such series, then to the payment of principal and interest without preference or priority of principal over interest, ratably to the aggregate of such principal and accrued and unpaid interest; and

(iv)	finally, to the payment of the remainder, if any, to Mizuho Financial Group or any other person lawfully entitled thereto.

Indemnification of Trustee for Actions Taken on Behalf of Securityholders

The indentures provide, or will provide, that the trustee with respect to the relevant debt securities shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of such debt securities relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee. In addition, the indentures contain, or will contain, a provision entitling the relevant trustee, subject to the duty of the trustee to act with the required standard of care during a default or “breach,” as the case may be, to be indemnified to its satisfaction by the holders of relevant debt securities under the relevant indenture before proceeding to exercise any right or power at the request of such holders. Subject to these provisions and specified other limitations, the holders of a majority in aggregate principal amount of a series of debt securities outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the relevant trustee, or exercising any trust or power conferred on the relevant trustee.

Limitation on Suits by Individual Securityholders

The indentures provide, or will provide, that no individual holder of debt securities may institute any action against Mizuho Financial Group under the relevant indenture, unless the following actions have occurred:

(i)	a holder must have previously given written notice to the trustee of the continuing default, in the case of senior debt securities, or breach, in the case of perpetual subordinated debt securities;

(ii)	the holders of not less than 25% in aggregate principal amount of the debt securities of the affected series, with each such series treated as a single class, must have:

(a)	made written request to the trustee to institute that action; and

(b)	offered the trustee reasonable indemnity;

(iii)	the trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

(iv)

the holders of a majority in principal amount of the debt securities of the affected series, voting as one class, must not have given directions to the trustee inconsistent with those of the holders referred to above.

However, the right of any holder of debt securities to institute suit for the enforcement of any such payment of overdue principal and interest, or principal and interest as to which breach(es) have occurred, as the case may be, on or after any respective due dates shall not be affected or impaired; provided that, in the case of dated subordinated debt securities, notwithstanding the foregoing, the rights of holders of dated subordinated debt securities specified above are subject to the limitations and suspension of rights triggered by an event triggering any write-down and, in the case of perpetual subordinated debt securities, notwithstanding the foregoing, the rights of holders of perpetual subordinated debt securities specified above are subject to the limitations and suspension of rights resulting from cancellation of interest payment, subordination or any event triggering any going concern write-down, write-down and cancellation. For the avoidance of doubt, nothing shall be construed to impair the effectiveness of, in the case of dated subordinated debt securities, the provisions of subordination and write-down set forth in the dated subordinated indenture or related provisions of the dated subordinated debt securities, or, in the case of perpetual subordinated debt securities, the provisions of going concern write-down, write-down and cancellation, interest payment cancellation or subordination to be set forth in the perpetual subordinated indenture or related provisions of the perpetual subordinated debt securities.

Covenants

Consolidation, Merger, Sale or Conveyance. The indentures contain, or will contain, provisions permitting Mizuho Financial Group, without the consent of the holders of the debt securities, to merge or consolidate with or merge into, or sell, assign, transfer, lease or convey all or substantially all of its properties or assets to any person or persons, provided that (i) Mizuho Financial Group is the surviving party of the consolidation or merger or sale, assignment, transfer, lease or conveyance, or (ii) the successor person or persons that is formed by such consolidation, into which Mizuho Financial Group is merged, or that acquires such properties or assets by the sale, assignment, transfer, lease or conveyance is a joint stock company (kabushiki kaisha) organized under the laws of Japan and assumes Mizuho Financial Group’s obligations on the debt securities and under the indenture and on all series of securities issued thereunder and certain other conditions are met, including that, immediately after giving effect to such transaction, no event of default, in the case of the senior debt securities, no event of acceleration, in the case of the dated subordinated debt securities, and no “bankruptcy event” (to be defined in the perpetual subordinated indenture), in the case of the perpetual subordinated debt securities, has occurred and is continuing.

Before the consummation of the proposed consolidation, merger, sale, assignment, transfer, lease or conveyance, Mizuho Financial Group shall deliver an officer’s certificate, and an opinion of counsel, to the effect that the conditions set forth above and in the indenture have been met. The trustee shall be entitled to rely conclusively and without liability upon such officer’s certificate and opinion of counsel.

Evidence of Mizuho Financial Group’s Compliance. There are, or will be, provisions in the indentures requiring Mizuho Financial Group to furnish to the trustee each year a brief certificate from its principal executive, financial or accounting officer or any other responsible officer, as applicable, as to his or her knowledge of Mizuho Financial Group’s compliance with all conditions and covenants under the indenture.

Limitation on Actions for Attachment

Each holder of the senior debt securities and the senior trustee acknowledge, accept, consent and agree, for a period of 30 days from and including the date upon which the Prime Minister of Japan confirms that specified item 2 measures (tokutei dai nigo sochi), which are the measures set forth in Article 126-2, Paragraph 1, Item 2 of the Deposit Insurance Act of Japan (Act No. 34 of 1971, as amended) (the “Deposit Insurance Act”) (or any successor provision thereto), need to be applied to Mizuho Financial Group, not to initiate any action to attach any of our assets, the attachment of which has been prohibited by designation of the Prime Minister of Japan pursuant to Article 126-16 of the Deposit Insurance Act (or any successor provision thereto).

Mizuho Financial Group shall, as soon as practicable after the Prime Minister of Japan has confirmed that specified item 2 measures (tokutei dai nigo sochi) need to be applied to Mizuho Financial Group, deliver a written notice of such event to the senior trustee and to the holders of the senior debt securities. Any failure or delay by Mizuho Financial Group to provide such written notice shall not change or delay the effect of the acknowledgement, acceptance, consent and agreement described in the preceding paragraph.

Limited Rights to Set Off by Holders

Subject to applicable law, each holder of the senior debt securities, by acceptance of any interest in the senior debt securities, agrees that, if (a) Mizuho Financial Group shall institute proceedings seeking adjudication of bankruptcy or seeking reorganization under the Bankruptcy Act of Japan (act No. 75 0f 2004, as amended), the Civil Rehabilitation Act of Japan (Act No. 225 of 1999, as amended), the Corporate Reorganization Act of Japan (Act No. 154 of 2002, as amended), the Companies Act of Japan (Act No. 86 of 2005, as amended) or any other similar applicable law of Japan, and as long as such proceedings shall have continued, or a decree or order by any court having jurisdiction shall have been issued adjudging Mizuho Financial Group bankrupt or insolvent or approving a petition seeking reorganization under any such laws, and as long as such decree or order shall have continued undischarged or unstayed, or (b) the Prime Minister of Japan confirms that specified item 2 measures (tokutei dai nigo sochi) need to be applied to Mizuho Financial Group, it will not, and waives its right to, exercise, claim or plead any right of set off, compensation or retention in respect of any amount owed to it by Mizuho Financial Group arising under, or in connection with, the senior debt securities or the senior indenture.

Subject to applicable law, each holder of the dated subordinated debt securities or the perpetual subordinated debt securities, by acceptance of any interest in the dated subordinated debt securities or the perpetual subordinated debt securities, agrees that, in such circumstances as described in the applicable prospectus supplement relating to such dated subordinated debt securities or perpetual subordinated debt securities, it will not, and waives its right to, exercise, claim or plead any right of set off, compensation or retention in respect of any amount owed to it by Mizuho Financial Group arising under, or in connection with, such dated subordinated debt securities or perpetual subordinated debt securities or the relevant indenture.

Permitted Transfer of Assets or Liabilities

Notwithstanding certain requirements under the senior indenture relating to Mizuho Financial Group’s ability to merge or consolidate with or merge into, or sell, assign, transfer, lease or convey all or substantially all of its properties or assets to any person or persons as described in “—Covenants—Consolidation, Merger, Sale or Conveyance”, each holder of the senior debt securities and the senior trustee acknowledge, accept, consent and agree to any transfer of Mizuho Financial Group’s assets (including shares of subsidiaries of Mizuho Financial Group) or liabilities, or any portions thereof, with permission of a Japanese court in accordance with

Article 126-13 of the Deposit Insurance Act (or any successor provision thereto), including any such transfer made pursuant to the authority of the Deposit Insurance Corporation of Japan to represent and manage and dispose of Mizuho Financial Group’s assets under Article 126-5 of the Deposit Insurance Act (or any successor provision thereto), and that any such transfer shall not constitute a sale, assignment, transfer, lease or conveyance of its properties or assets for the purpose of such requirements.

Discharge

Unless otherwise set forth in a supplemental indenture, Mizuho Financial Group may discharge all of its obligations with respect to any or all series of debt securities, other than as to transfers and exchanges, under each indenture after Mizuho Financial Group has, among other things:

(i)

paid or caused to be paid, if and to the extent required, the principal of and interest on all of the outstanding debt securities or such series outstanding under the relevant indenture in accordance with their terms;

(ii)	delivered to the paying agent or registrar, as applicable, for cancellation all of such outstanding debt securities or such series;

(iii)

in the case of dated subordinated debt securities, all securities of a series outstanding under the dated subordinated indenture shall have been cancelled in connection with a write-down pursuant to write-down provisions set forth in the dated subordinated indenture; or

(iv)

in the case of perpetual subordinated debt securities, all securities of a series outstanding under the perpetual subordinated indenture shall have been cancelled in connection with a write-down and cancellation pursuant to write-down and cancellation provisions set forth in the perpetual subordinated indenture.

Modification of the Indenture

In the case of the dated subordinated debt securities or the perpetual subordinated debt securities, no amendment or modification which is prejudicial to any present or future creditor in respect of any ”senior indebtedness” (as such term is defined, or will be defined, with respect to the relevant series of dated subordinated debt securities or perpetual subordinated securities) shall be made to the subordination provision contained in the relevant dated subordinated indenture or perpetual subordinated indenture. No such amendment shall in any event be effective against such creditor.

Modification without Consent of Holders. Mizuho Financial Group and the trustee may enter into supplemental indentures without the consent of the holders of debt securities issued under each indenture to:

(i)	evidence the assumption by a successor corporation of Mizuho Financial Group’s obligations under the indenture;

(ii)	add covenants for the protection of the holders of debt securities;

(iii)	cure any ambiguity or correct any inconsistency;

(iv)

add to, change or eliminate any of the provisions of the indenture (provided that such addition, change or elimination shall not adversely affect the interests of the holders of any outstanding series of debt securities in any material respect);

(v)	establish the forms or terms of the debt securities of any series;

(vi)	evidence the acceptance of appointment by a successor trustee;

(vii)

in the case of dated subordinated debt securities, allow for the possibility of repayment of principal and interest that is written down pursuant to any write-down, bail-in or other provisions applicable to a particular series of dated subordinated debt securities, to the extent that Mizuho Financial Group considers that it has become permissible to do so under relevant laws and regulations applicable at the time of modification;

(viii)

in the case of perpetual subordinated debt securities, remove, amend or modify the going-concern, viability or bankruptcy write-down provisions or the cancellation of interest payment provisions with respect to any outstanding perpetual subordinated debt securities, provided that such removal, amendment or modification does not adversely affect the interests of holders of the perpetual subordinated debt securities in any material respect or the regulatory capital treatment of the relevant series of perpetual subordinated debt securities; or

(ix)	effect any changes to the indentures in a manner necessary to comply with the procedures of The Depository Trust Company (“DTC”) or any applicable clearing system.

Modification with Consent of Holders. Mizuho Financial Group and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each affected series of outstanding debt securities (with each such series voting as one class), may add any provisions to, or change in any manner or eliminate any of the provisions of, the indentures or modify in any manner the rights of the holders of debt securities issued under each indenture; provided, however, in the case of the perpetual subordinated debt securities, except as otherwise required or permitted pursuant to the going concern write-down, write-down and cancellation, interest payment cancellation, or subordination provisions applicable to such perpetual subordinated debt securities, that Mizuho Financial Group and the trustee may not make any of the following changes to the terms of the debt securities, without the consent of each holder that would be affected by the change:

(i)	extend the final maturity of any senior debt securities or dated subordinated debt securities of any series or of any installment of principal of any such debt securities;

(ii)	reduce the principal amount;

(iii)	reduce the rate or extend the time of payment of interest;

(iv)	reduce any amount payable on redemption;

(v)

change the currency or other terms in or under which the principal, including, in the case of senior debt securities or dated subordinated debt securities, any amount of original issue discount, premium, or interest on any debt securities of any series is payable;

(vi)	change any of Mizuho Financial Group’s obligations to pay any additional amounts on the debt securities for any tax, assessment or governmental charge withheld or deducted (if any);

(vii)

impair the right to receive payment of the principal of and interest on any senior debt securities or dated subordinated debt securities on or after the respective due dates expressed in such senior debt securities or dated subordinated debt securities;

(viii)	impair the right to institute suit for the enforcement of any payment on any debt securities when or after due;

(ix)	reduce the percentage of any of the debt securities of any particular series, the consent of whose holders is required for modification of the indenture; or

(x)

in the case of dated subordinated debt securities or perpetual subordinated debt securities, modify or amend any provisions relating to the agreements to subordinate and terms of subordination of the dated subordinated debt securities or perpetual subordinated debt securities of any particular series pursuant to the dated subordinated indenture or perpetual subordinated indenture.

Concerning the Trustee

Any trustee appointed pursuant to the indentures will have and will be subject to all of the duties and responsibilities under the relevant indenture and those with respect to an indenture trustee under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The indentures provide, or will provide, that upon the occurrence of an event of default with respect to a series of senior debt securities (in the case of senior debt securities), an event of acceleration with respect to a series of dated subordinated debt securities (in the case of the dated subordinated debt securities), or a breach with respect to a series of perpetual subordinated debt securities (in the case of the perpetual subordinated debt securities), the trustee with respect to the relevant debt securities will exercise the rights and powers vested in it by the relevant indenture, using the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. In the absence of such event of default, event of acceleration, or breach, the trustee need only perform those duties that are specifically set forth in the relevant indenture or are applicable pursuant to the Trust Indenture Act.

Subject to the relevant indenture and the provisions of the Trust Indenture Act, the trustee will be under no obligation to exercise any rights, trusts or powers conferred under the relevant indenture or the debt securities for the benefit of the holders of the debt securities, unless the holders have offered to the trustee indemnity and/or security reasonably satisfactory to the trustee against any loss, cost, liability or expense which might be incurred by it in exercising any such rights, trusts or powers.

The indentures contain, or will contain, and the Trust Indenture Act contains, limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to serve as trustee concurrently under the senior indenture, the dated subordinated indenture and the perpetual subordinated indenture, and to engage in other transactions, provided that if it acquires any conflicting interest (as defined in Section 310(b) of the Trust Indenture Act), it must eliminate such conflict or resign.

The indentures provide, or will provide, that we will indemnify the trustee and each predecessor trustee for, and to hold it harmless against, any loss, liability or expenses arising out of or in connection with the acceptance or administration of the relevant indenture or the trusts thereunder and the performance of such party’s duties thereunder, including properly incurred costs and expenses of defending itself against or investigating any claim of liability, except to the extent such loss, liability or expense is due to the negligence or bad faith of the trustee or such predecessor trustee.

We and our subsidiaries and affiliates may maintain ordinary banking relationships and custodial facilities with any trustee or its affiliates.

Successor Trustee

The indentures provide, or will provide, that the trustee with respect to a series of debt securities may resign or be removed by us, effective upon acceptance by a successor trustee of its appointment. The indentures require or, if applicable, will require, and the Trust Indenture Act requires, that any successor trustee shall be a corporation with a combined capital and surplus of not less than $50,000,000 and shall be a corporation organized and doing business under the laws of the United States or any state or territory or of the District of Columbia. No person may accept its appointment as a successor trustee with respect to the debt securities of a series unless at the time of such acceptance such successor trustee is qualified and eligible under the relevant indenture and the applicable provisions of the Trust Indenture Act.

Repayment of Funds

The indentures provide, or will provide, that all monies paid by Mizuho Financial Group to the trustee or paying agent for a particular series of debt securities for payment of principal or interest on any debt security which remains unclaimed at the end of two years after such payment shall become due and payable will be repaid to Mizuho Financial Group and all liability of the trustee or paying agent with respect thereto will cease, and to the extent permitted by law, the holder of such debt security shall thereafter look only to Mizuho Financial Group for any payment which such holder may be entitled to collect.

New York Law to Govern

The indentures and the debt securities are, or will be, governed by and construed in accordance with the laws of the State of New York.

Consent to Service of Process and Submission to Jurisdiction

Under the indentures, Mizuho Financial Group irrevocably designates or will designate Mizuho Bank, Ltd. as its authorized agent for service of process in any legal action or proceeding arising out of or relating to the indentures or any debt securities brought in any federal or state court in the County of New York, and Mizuho Financial Group irrevocably submits or will submit to the jurisdiction of those courts.

Methods of Receiving Payments

The principal of, and interest and additional amounts on, the debt securities represented by the Global Notes (as defined below) will be payable in U.S. dollars, unless the applicable prospectus supplement or free writing prospectus will specify otherwise. Subject to the terms of the relevant indenture, the paying agent will hold all sums received by it for the payment of the principal and interest on the debt securities in trust for the benefit of the holders. Mizuho Financial Group will cause the paying agent to pay such amounts received by it, on the dates payment is to be made, directly to DTC.

Book-Entry; Delivery and Form

DTC

The debt securities will initially be issued to investors only in book-entry form. Each series of debt securities will initially be in the form of one or more fully registered global notes (the “Global Notes”). The Global Notes will be issued and registered in the name of Cede & Co., acting as nominee for DTC, which will act as securities depositary for the debt securities. The Global Notes will initially be deposited with The Bank of New York Mellon, acting as custodian for DTC.

Ownership of beneficial interests in a Global Note will be limited to persons who have accounts with DTC (“participants”), or persons who hold interests through participants (including Euroclear and Clearstream). Ownership of beneficial interests in a Global Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Unless and until debt securities in certificated form are issued, the only registered holder will be Cede & Co., as nominee of DTC, or the nominee of a successor depositary.

Investors may hold their interests in a Global Note directly through DTC if they are participants in such system, or indirectly through organizations that are participants in such system, including Euroclear or Clearstream. Euroclear and Clearstream will hold interests in the Global Notes on behalf of their participants through DTC. Beneficial owners will be permitted to exercise their rights only indirectly through DTC, Euroclear, Clearstream and their participants.

DTC advises that it is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“indirect participants”).

Euroclear

Euroclear holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between Euroclear participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Euroclear provides Euroclear participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services. Euroclear participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations. Non-participants in the Euroclear system may hold and transfer book-entry interests in the debt securities through accounts with a participant in the Euroclear system or any other securities intermediary that holds a book-entry interest in the securities through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

Investors electing to acquire, hold or transfer debt securities through an account with Euroclear or some other securities intermediary must follow the settlement procedures of such intermediary with respect to the settlement of secondary market transactions in debt securities. Euroclear will not monitor or enforce any transfer restrictions with respect to the debt securities. Investors that acquire, hold and transfer interests in the debt securities by book-entry through accounts with Euroclear or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such intermediary and each other intermediary, if any, standing between themselves and the individual debt securities.

Euroclear has advised that, under Belgian law, investors that are credited with securities on the records of Euroclear have a co-property right in the fungible pool of interests in securities on deposit with Euroclear in an amount equal to the amount of interests in securities credited to their accounts. In the event of the insolvency of Euroclear, Euroclear participants would have a right under Belgian law to the return of the amount and type of interests in securities credited to their accounts with Euroclear. If Euroclear did not have a sufficient amount of interests in securities on deposit of a particular type to cover the claims of all participants credited with such interests in securities on Euroclear’s records, all participants having an amount of interests in securities of such type credited to their accounts with Euroclear would have the right under Belgian law to the return of their pro rata share of the amount of interests in securities actually on deposit. Under Belgian law, Euroclear is required to pass on the benefits of ownership in any interests in debt securities on deposit with it (such as dividends, voting rights and other entitlements) to any person credited with such interests in securities on its records.

Distributions with respect to the debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear terms and conditions.

Clearstream

Clearstream advises that it is incorporated under the laws of Luxembourg and licensed as a bank and professional depositary. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream has established an electronic bridge with the Euroclear operator to facilitate the settlement of trades between Clearstream and Euroclear. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream customers are limited to securities brokers and dealers and banks, and may include the underwriters of an offering of debt securities. Other institutions that maintain a custodial relationship with a Clearstream customer may obtain indirect access to Clearstream. Clearstream is an indirect participant in DTC.

Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

Other Clearing Systems

We may choose any other clearing system for a particular series of debt securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement or free writing prospectus.

Transfers

Purchases of debt securities within the DTC system must be made by or through DTC participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of debt securities, a beneficial owner of an interest in a Global Note, is in turn to be recorded on the DTC participants’ and indirect participants’ records. Beneficial owners of interests in a Global Note will not receive written confirmation from DTC of their purchases, but they are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the DTC participants or indirect participants through which they purchased the debt securities. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of DTC participants and indirect participants acting on behalf of beneficial owners of interests in a Global Note. Beneficial owners of interests in a Global Note will not receive debt securities in certificated form representing their ownership interests in the debt securities unless use of the book-entry system for the debt securities is discontinued.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the debt securities, cross-market transfers between persons holding, directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant European depositary; however, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant European depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the European depositaries.

Because of time zone differences, credits of securities received in Euroclear or Clearstream as a result of a transaction with a person that does not hold the debt securities through Euroclear or Clearstream will be made during subsequent securities settlement processing and dated the clearing system business day following the DTC settlement date. Those credits or any transactions in those securities settled during that processing will be reported to the relevant Euroclear or Clearstream participants on that business day. Cash received in Euroclear or Clearstream as a result of sales of securities by or through a Euroclear participant or a Clearstream participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Euroclear or Clearstream cash account only as of the clearing system business day following settlement in DTC.

Limitations on Responsibilities

DTC, Euroclear and Clearstream have no knowledge of the actual beneficial owners of interests in a Global Note. DTC’s records reflect only the identity of the DTC participants to whose accounts those debt securities are credited, which may or may not be the beneficial owners of interests in a Global Note. Similarly, the records of Euroclear and Clearstream reflect only the identity of the Euroclear or Clearstream participants to whose accounts those debt securities are credited, which also may or may not be the beneficial owners of interests in a Global Note. DTC, Euroclear and Clearstream participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

DTC’s Procedures for Notices, Voting and Payments

So long as DTC, or its nominee, is the registered owner or holder of a Global Note, DTC or that nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the Global Note for all purposes under the debt securities and the indentures. No beneficial owner of an interest in a Global Note will be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indentures.

Mizuho Financial Group expects that DTC will take any action permitted to be taken by a holder of the debt securities, including the presentation of debt securities for exchange, only at the direction of one or more of its participants to whose account DTC’s interests in the Global Notes are credited and only in respect of that portion of the aggregate, principal amount of debt securities as to which that participant or participants has or have given the direction.

Conveyance of notices and other communications by DTC to its participants, by those participants to its indirect participants, and by participants and indirect participants to beneficial owners of interests in a Global Note will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

The paying agent will send or forward any notices in respect of the debt securities held in book-entry form to DTC.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the debt securities unless authorized by a participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to Mizuho Financial Group as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those participants to whose account the debt securities are credited on the record date.

Payment of principal of and interest on the debt securities held in book-entry form will be made to Cede & Co. or another nominee of DTC by the paying agent in immediately available funds. DTC’s practice is to credit its participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by DTC’s participants and indirect participants to beneficial owners of interests in a Global Note will be governed by standing instructions and customary practices, and will be the responsibility of those participants and indirect participants and not of DTC or Mizuho Financial Group, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of principal of and interest on the debt securities or other amounts to DTC is the responsibility of Mizuho Financial Group, disbursement of these payments to participants is the responsibility of DTC, and disbursement of those payments to the beneficial owner of an interest in a Global Note is the responsibility of participants and indirect participants.

Although DTC, Euroclear and Clearstream are expected to follow the foregoing procedures in order to facilitate transfers of interests in a Global Note among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither Mizuho Financial Group nor the trustees, the registrar or the paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their respective operations.

Exchange of Global Notes for Certificated Debt Securities

If DTC is at any time unwilling or unable to continue as a depositary for the Global Notes and a successor depositary is not appointed within 90 days, or if there shall have occurred and be continuing an event of default with respect to the senior debt securities or an event of acceleration with respect to the subordinated debt securities, Mizuho Financial Group will issue debt securities in certificated form in exchange for the Global Notes. The certificated debt securities delivered in exchange for beneficial interests in any Global Note will be registered in the names requested by or on behalf of DTC (in accordance with its customary procedures). Any such exchange shall be made free of charge to the beneficial owners of the Global Notes, except that a person receiving certificated debt securities must bear the cost of insurance, postage, transportation and other related costs in the event that such person does not take delivery of such certificated debt securities at the offices of the paying agent. The debt securities are not issuable in bearer form. Except in the limited circumstances described above, owners of interests in the Global Notes will not be entitled to receive physical delivery of debt securities in certificated form.

Payment of principal and interest in respect of the certificated debt securities shall be payable at the office of agency of Mizuho Financial Group in the City of New York which shall initially be the corporate trust office of the trustees, at 240 Greenwich Street, New York, New York 10286, U.S.A. or at the office of the paying agent (which shall initially be The Bank of New York Mellon), provided that, at the option of Mizuho Financial Group, payment may be made by wire transfer or by mailing checks for such interest payable to or upon the written order of such holders at their last addresses as they appear on the registry books of Mizuho Financial Group (in the case of registered securities) or at such other addresses as may be specified in the written orders of the holders; and provided further that, payments of any interest on certificated debt securities (other than at maturity) may be made by the paying agent, in the case of a registered holder of at least $10,000,000 principal amount of debt securities, by electronic funds transfer of immediately available funds to a United States dollar account maintained by the payee, provided such registered holder so elects by giving written notice to the paying agent designating such account, no later than 15 days immediately preceding the relevant date for payment (or such other date as the paying agent may accept in its discretion). Unless such designation is revoked, any such designation made by such holder with respect to such debt securities shall remain in effect with respect to any future payments with respect to such debt securities payable to such holder.

If any debt securities are listed on any securities exchange, such debt securities will be subject to any applicable rules of such securities exchange.

Other Procedures

The applicable prospectus supplement for the dated subordinated debt securities or the perpetual subordinated debt securities may describe procedures for any going concern write-down, write-down and cancellation, write-up, bail-in or other provisions applicable to such dated subordinated debt securities or such perpetual subordinated debt securities.

Registration, Transfer and Exchange of Debt Securities

The registrar will maintain a register with respect to the debt securities. The name of the registered holder of each debt security will be recorded in the register. Mizuho Financial Group, the trustees, the registrar and the paying agent may treat the person in whose name any debt security is registered as the absolute owner of the debt security for all purposes and none of them shall be affected by any notice to the contrary.

At the option of the holder, subject to the restrictions contained in the debt security and in the indenture, the debt security may be transferred or exchanged for a like aggregate principal amount of debt securities of different authorized denominations, upon surrender for exchange or registration of transfer, at the registrar’s office. Any debt security surrendered for exchange or presented for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer or other documentation in a form identified in the indenture. Debt securities issued upon exchange or transfer shall be registered in the name of the holder requesting the exchange or, as the case may be, the designated transferee or transferees and delivered at the registrar’s office, or mailed, at the request, risk and expense of, and to the address requested by, the designated transferee or transferees. No service charge, other than any cost of delivery not made by regular mail, shall be imposed for any transfer or exchange of debt securities, but Mizuho Financial Group or the registrar may require payment of a sum sufficient to cover any stamp duty, tax or governmental charge or insurance charge that may be imposed in connection with any transfer or exchange of debt securities.

Upon the transfer, exchange or replacement of certificated debt securities bearing the legend, the registrar will deliver only certificated debt securities bearing such legend unless Mizuho Financial Group otherwise consents.

Authenticating Agent

The indentures permit, or will permit, the trustees to appoint an authenticating agent or agents with respect to the debt securities. Such authenticating agent will be authorized to act on behalf of the trustee to authenticate the debt securities and debt securities authenticated by such authenticating agent will be entitled to the benefits of the indenture and valid and obligatory for all purposes as if authenticated by the trustee. The trustee may change the authenticating agent at any time, as more fully described in the indentures.

TAXATION

The material Japanese tax and U.S. federal income tax consequences relating to the purchase and ownership of the debt securities offered by this prospectus will be set forth in the applicable prospectus supplement.

CERTAIN ERISA CONSIDERATIONS

Certain material consequences under Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code, relating to the purchase and ownership of the debt securities offered by this prospectus will be set forth in the applicable prospectus supplement.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

General

We may offer the debt securities described in this prospectus in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	by ourselves directly;

•	through agents;

•	through one or more special purpose entities;

•	through an exchange distribution in accordance with the rules of the applicable exchange;

•	through a combination of any of these methods of sale.

The prospectus supplement relating to an offering of debt securities will set forth the terms of the offering, including:

•	a description of the transaction and the debt securities to be offered;

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the debt securities and the proceeds we will receive from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	the public offering price;

•	any discounts or concessions to be allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the debt securities may be listed.

Any public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in an offering of the debt securities, the debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The debt securities may be either offered to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in the prospectus supplement, the underwriters will not be obligated to purchase debt securities that are offered unless specified conditions are satisfied, and, unless otherwise set forth in the prospectus supplement, if the underwriters do purchase any debt securities, they will purchase all securities that are offered.

If Mizuho Securities USA LLC or any other broker-dealer affiliate of ours participates in the distribution of our securities, such offering will be conducted in accordance with the applicable requirements of Rule 5121 of the Financial Industry Regulatory Authority’s rules or any successor provisions.

In connection with underwritten offerings of the debt securities offered by this prospectus and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the debt securities offered by this prospectus at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•

A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•

A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the debt securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise. Underwriters are not required to engage in any of these activities or to continue these activities if commenced.

If dealers are utilized in the sale of debt securities offered by this prospectus, we will sell the debt securities to the dealers as principals. The dealers may then resell the debt securities to the public at varying prices to be determined by the dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Debt securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the debt securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered debt securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of the contracts.

Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification by us relating to material misstatements or omissions. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us and our subsidiaries or affiliates in the ordinary course of business.

Each series of debt securities offered by this prospectus will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in the offered debt securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The debt securities offered by this prospectus may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for any debt securities offered by this prospectus.

Market-Making Transactions by Affiliates

Mizuho Securities USA LLC or our other affiliates may use this prospectus and any applicable prospectus supplement in market-making transactions involving the debt securities after the initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices. These affiliates may act as principal or agent in these transactions. These affiliates are not obligated to make a market in any of the debt securities and may discontinue any market-making activities at any time without notice.

The debt securities to be sold in market-making transactions include debt securities to be issued after the date of this prospectus as well as debt securities issued prior to the date of this prospectus.

Information on the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale. Unless you are informed otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

EXPERTS

The consolidated financial statements of Mizuho Financial Group, Inc. appearing in the annual report of Mizuho Financial Group, Inc. on Form 20-F for the fiscal year ended March 31, 2024, and the effectiveness of the internal control over financial reporting of Mizuho Financial Group, Inc. as of March 31, 2024, have been audited by Ernst & Young ShinNihon LLC, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Ernst & Young ShinNihon LLC’s address is 1-1-2 Yurakucho, Chiyoda-ku, Tokyo 100-0006, Japan.

LEGAL MATTERS

The validity of the debt securities with respect to United States federal law and New York State law will be passed upon for us by Simpson Thacher & Bartlett LLP, our United States counsel, and for any underwriters, dealers or agents by Davis Polk & Wardwell LLP, United States counsel for them. Nagashima Ohno & Tsunematsu, our Japanese counsel, will pass upon certain legal matters as to Japanese law for us.

ENFORCEMENT OF CIVIL LIABILITIES

Mizuho Financial Group is a joint stock corporation incorporated with limited liability under the laws of Japan. All of its directors and executive officers are non-residents of the United States. All or a substantial portion of the assets of Mizuho Financial Group and the assets of such non-resident persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or those persons or to enforce court judgments predicated upon the civil liability provisions of the U.S. federal or state securities laws against us or those persons in the United States. We have been advised by our Japanese counsel, Nagashima Ohno & Tsunematsu, that there is doubt as to the enforceability in Japan, in original actions or in actions for enforcement of judgments of U.S. courts brought before Japanese courts, of civil liabilities predicated solely upon the U.S. federal or state securities laws.

Our agent for service of process is Mizuho Bank, Ltd.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

This prospectus is part of a registration statement that we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some of the information included in the registration statement from this prospectus. We are subject to the information requirements of the Exchange Act and, in accordance with the Exchange Act, we file annual reports, special reports and other information with the SEC.

The SEC also maintains an internet site at https://www.sec.gov/ that contains reports, proxy and information statements and other information about issuers, like us, that file electronically with the SEC.

We are currently exempt from the rules under the Exchange Act that prescribe the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. We are not required under the Exchange Act to publish financial statements as frequently or as promptly as are U.S. companies subject to the Exchange Act. We will, however, continue to furnish our shareholders with annual reports containing audited financial statements and will issue interim press releases containing unaudited results of operations as well as such other reports as may from time to time be authorized by us or as may be otherwise required.

Our American Depositary Shares are listed on the New York Stock Exchange under the trading symbol “MFG.”

Incorporation by Reference

The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference:

•	our annual report on Form 20-F for the fiscal year ended March 31, 2024, filed on June 26, 2024 (File Number 001-33098);

•

our current report on Form 6-K, dated July 31, 2024, containing our financial condition and results of operations, presented under Japanese GAAP, as of and for the three months ended June 30, 2024; and

•	our current report on Form 6-K, dated August 14, 2024, containing certain information about our capital ratios as of June 30, 2024.

All subsequent reports filed by us pursuant to Sections 13(a), 13(c) or 15(d) of the Exchange Act, prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus. In addition, any Form 6-K subsequently submitted to the SEC specifying that it is being incorporated by reference into this prospectus shall be deemed to be incorporated by reference. Documents incorporated by reference shall become a part of this prospectus on the respective dates the documents are filed or furnished with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Upon written or oral request, we will provide without charge to each person to whom a copy of this prospectus has been delivered, a copy of any document that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of these documents by writing or telephoning us at:

Mizuho Financial Group, Inc.

1-5-5 Otemachi, Chiyoda-ku

Tokyo 100-8176, Japan

Attention: Investor Relations Department

Telephone: +81-3-5224-2029

Fax: +81-3-5224-1058

Except as described above, no other information is incorporated by reference in this prospectus, including, without limitation, information on our internet site at https://www.mizuhogroup.com.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Officers and Directors.

Article 330 and Article 402, Paragraph 3 of the Companies Act of Japan (the “Companies Act”), make the provisions of Articles 643 through 656 of the Civil Code of Japan (the “Civil Code”) applicable to the relationship between us and our directors and executive officers, respectively. Section 10, Chapter 2, Book III of the Civil Code, which consists of Articles 643 to 656, when so applied to the directors or executive officers, among other things, provides in effect that:

(1)	any director or executive officer of a company may demand advance payment of expenses which are considered necessary for the management of the affairs of such company entrusted to him or her;

(2)

if a director or an executive officer of a company has defrayed any expenses which are considered necessary for the management of the affairs of such company entrusted to him or her, he or she may demand reimbursement therefor together with interest thereon from the company;

(3)

if a director or an executive officer has assumed an obligation necessary for the management of the affairs entrusted to him or her, he or she may require the company to perform it in his or her place or, if it is not due, to furnish adequate security; and

(4)

if a director or an executive officer, without any fault on his or her part, sustains damage through the management of the affairs entrusted to him or her, he or she may demand compensation therefor from the company.

Under Article 404, Paragraph 4 of the Companies Act, a company may not refuse a demand referred to in subparagraphs (1) through (3) above from a director who serves as member of any of the nominating committee, the audit committee or the compensation committee unless the company establishes that the relevant expense or obligations was or is not necessary for the performance of the director’s duties. The form of underwriting agreement filed as an exhibit to this registration statement provides for indemnification and contribution by the underwriters with respect to certain liabilities of our directors, officers and other controlling persons.

Our directors and executive officers are, to a limited extent, insured under a directors and officers liability insurance policy.

Under the Companies Act, we may exempt, by a resolution of a general meeting of shareholders, our directors and executive officers from liabilities to us arising in connection with their failure to execute their duties if they execute their duties in good faith and without gross negligence, within the limits stipulated by applicable laws and regulations. Our articles of incorporation, in accordance with the Companies Act, allow us to enter into an agreement with outside directors that limits their liabilities incurred in connection with their service. The limitation of liabilities under such agreement, if the outside director performed his or her duty in good faith and without gross negligence, must be the higher of either (i) a pre-determined amount not less than ¥20 million or (ii) the amount prescribed in laws and regulations. Pursuant to the relevant provisions in our articles of incorporation, we have entered into such agreements with all of our outside directors that are currently in office.

Item 9.	Exhibits.

Reference is made to the Exhibit Index included herewith which is incorporated herein by reference.

Item 10.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, or the Securities Act;

(b)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a), (b) and (c) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered in the post-effective amendment, and the offering of those securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

To file a post-effective amendment to the registration statement to include any financial statements required by Item 8A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

1.1	Form of Underwriting Agreement

4.1	Senior Indenture, dated as of September 13, 2016, between Mizuho Financial Group, Inc. and The Bank of New York Mellon, as trustee, incorporated by reference from our report on Form 6-K (Commission file number 001-33098) furnished on September 13, 2016

4.2	Subordinated Indenture, dated as of September 13, 2021, between Mizuho Financial Group, Inc. and The Bank of New York Mellon, as trustee, incorporated by reference from our report on Form 6-K (Commission file number 001-33098) furnished on September 13, 2021

4.3	Form of Perpetual Subordinated Indenture between Mizuho Financial Group, Inc. and The Bank of New York Mellon, as trustee

4.4	Form of Senior Debt Security*

4.5	Form of Dated Subordinated Debt Security*

4.6	Form of Perpetual Subordinated Debt Security*

5.1	Opinion of Nagashima Ohno & Tsunematsu

5.2	Opinion of Simpson Thacher & Bartlett LLP

23.1	Consent of Ernst & Young ShinNihon LLC

23.2	Consent of Nagashima Ohno & Tsunematsu (included in exhibit 5.1)

23.3	Consent of Simpson Thacher & Bartlett LLP (included in exhibit 5.2)

24.1	Powers of Attorney (included on the signature page)

25.1	Statement of Eligibility on Form T-1 of The Bank of New York Mellon, as trustee under the Senior Indenture

25.2	Statement of Eligibility on Form T-1 of The Bank of New York Mellon, as trustee under the Dated Subordinated Indenture

25.3	Statement of Eligibility on Form T-1 of The Bank of New York Mellon, as trustee under the Perpetual Subordinated Indenture

107.1	Filing Fee Table

*	To be filed, if necessary, by amendment or as an exhibit to a report filed or submitted pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tokyo, Japan on October 4, 2024.

MIZUHO FINANCIAL GROUP, INC.

By:	/s/ Masahiro Kihara
Name:	Masahiro Kihara
Title:	President & Group CEO

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature to this registration statement appears below hereby constitutes and appoints Kenya Koshimizu, Takefumi Yonezawa, Hideki Matsubara, Hiroshi Minegishi, Hiroyuki Terashita and Koji Matsuoka or anyone or more of them, as such person’s true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person’s name, place and stead, in any and all capacities, to sign and to file with the U.S. Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement, with exhibits thereto and any and all other documents filed in connection with such filings, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Masahiro Kihara Masahiro Kihara	Member of the Board of Directors; President & Group CEO (Representative Executive Officer) (principal executive officer)	October 4, 2024

/s/ Hidekatsu Take Hidekatsu Take

Member of the Board of Directors;

Deputy President & Senior Executive Officer

(Representative Executive Officer);

Head of Global Corporate & Investment Banking Company / In Charge of Specially Assigned Matters

October 4, 2024

/s/ Mitsuhiro Kanazawa Mitsuhiro Kanazawa	Member of the Board of Directors; Senior Executive Officer; Group Chief Information Officer (Group CIO)	October 4, 2024

/s/ Takefumi Yonezawa Takefumi Yonezawa	Member of the Board of Directors; Senior Executive Officer; Group Chief Financial Officer (Group CFO) (principal financial officer and principal accounting officer)	October 4, 2024

/s/ Seiji Imai Seiji Imai	Member of the Board of Directors; Chairman (Kaicho)	October 4, 2024

/s/ Hisaaki Hirama Hisaaki Hirama	Member of the Board of Directors	October 4, 2024

/s/ Ryoji Sato Ryoji Sato	Member of the Board of Directors	October 4, 2024

/s/ Izumi Kobayashi Izumi Kobayashi	Member of the Board of Directors	October 4, 2024

AUTHORIZED REPRESENTATIVE IN

THE UNITED STATES

By:	/s/ Howard Wynn
Name:	Howard Wynn
Title:	Managing Director Americas Legal & Compliance Department Mizuho Bank, Ltd.

as the duly authorized representative of

Mizuho Financial Group, Inc. in the United States